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                                                                  Exhibit 10.7
                                 TIBCO INC.

                        RANADIVE EMPLOYMENT AGREEMENT

     This agreement is made by and between TIBCO Inc., a Delaware corporation (the "Company"), Reuters Limited, a company organized under the laws of England and Wales ("Reuters"), and Vivek Ranadive ("Executive").

     1.  Duties and Scope of Employment
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         (a)  Position: Employment Commencement Date.  The Company shall
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employ the Executive as the President and Chief Executive Officer of the Company
reporting only to the Board of Directors of the Company (the "Board"). Additionally, Executive shall serve as Chairman of the Board during the period of his employment hereunder. As Chairman, President and Chief Executive Officer of the Company, Executive shall have the duties and responsibilities customarily associated with such positions. Executive shall not receive any additional compensation for his service as Chairman of the Board while he remains an employee of the Company.

         (b)  Obligations.  Executive shall devote the time reasonably necessary
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to discharge his duties to the Company.  Except with respect to his duties as
President, Chief Executive Officer and Chairman of the Board of TIB Applications, Inc., Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization without the approval of the Board, so long as such activities do not interfere with his duties and obligations under this Agreement.

     2.  Employee Benefits.  During his employment hereunder, Executive shall be
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eligible to participate in the employee benefit plans maintained by the Company.

     3.  Two Year Initial Employment Term Followed By At-Will Employment.
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Executive's employment with the Company pursuant to this Agreement shall commence on the date set forth on the signature page hereto (the "Effective Date") and shall continue for two years thereafter (the "Initial Employment Term") subject to the terms and conditions herein set forth. During the Initial Employment Term, the Company shall be entitled to terminate Executive's employment hereunder at any time, either for Cause (as defined below) or without Cause, at Reuter's direction and discretion. During the Initial Employment Term, Executive shall not voluntarily terminate his employment with the Company (subject to the last sentence of the second paragraph of Section 6 hereof), except that Executive may terminate such employment voluntarily if Executive's employment with TIB Applications, Inc. is terminated with Cause at the direction of Reuter's or at the direction of TIB Applications, Inc. following a Change of Control or Initial Public Offering (as defined in the Employment Agreement of even date herewith between TIB Applications, Inc. and Executive) of TIB Applications, Inc. Executive and the Company understand and acknowledge that Executive's employment with the Company following Initial Employment Term constitutes "at-will" employment that may be terminated at any time, with or without good cause or for any or no cause, at option either of the Company or Executive upon 120 days prior written notice. The period
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covering the Initial Employment Term and the period, if any, that Executive is employed by the Company thereafter is referred to herein as the "Employment
Term."

     4.  Compensation and Bonus Rights
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         (a)  Base Salary.  During the Employment Term, the Company
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Shall pay the Executive as compensation for his services a base salary at the annualized rate of two hundred thousand dollars ($200, 000) (the "Base Salary"); provided, however that if at any time during the Employment Term Executive no longer serves as the President, Chief Executive Officer and Chairman of the Board of TIB Applications, Inc. such Base Salary shall be four hundred thousand dollars ($400, 000), less any severance to which Executive may otherwise be entitled from TIB Applications, Inc. Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's salary shall be reviewed yearly for possible raises in light of Executive's performance of his duties, as determined by the Board. Executive understands and agrees that neither his positive job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modifications, amendment, or extension, by implication or otherwise, of this Agreement.

         (b)  Annual Target Bonus.  A bonus target of at least $100,000 per year
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for Executive shall be established by the Board following good faith consultation with the Executive, which bonus shall be based on the Company's bonus plan implemented in accordance with the Company's prior practice; provided, however, that if at any time during the Employment Term Executive no longer serves as the President, Chief Executive Officer and Chairman of the Board of TIB Applications, Inc. such bonus target shall be at least $200, 000.

         (c)  Employee Bonus Rights.
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              (1) Promptly following adoption of the TIBCO 1996 Employee Bonus
Plan (as contemplated by the Agreement of Organization, dated as of November 14, 1996, to which the parties hereto are parties), Executive shall be granted rights thereunder in an amount equal to 150% of the next highest amount of such rights initially granted to any other employee of the Company (it being understood that the grant of any rights under such new Employee Bonus Plan will be subject to Reuter's consent). Rights will vest in accordance with the terms of such new Plan, and shall not be subject to any acceleration of vesting.

              (2) Current Employee Bonus Plan. All of Executive's Bonus Rights
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under the current TIBCO Inc. Employee Bonus Plan (as opposed to the 1996
Employee Bonus Plan to be adopted by TIBCO Inc.) shall continue to vest during the Employment Term in accordance with the terms of such Employee Bonus Plan and the vesting provisions as currently in effect (i.e. 200,000 rights to become Vested Rights on January 1, 1997, 200,000 additional rights to become Vested Rights on January 1, 1998, and 100,000 additional rights to become Vested Rights on January 1, 1999, al in accordance with and subject to the terms of such employee Bonus Plan); provided, however, that in the event of an initial public offering of the Company's Common Stock, a Change of Control of the Company, the occurrence of a Reuters Control Event, or a termination by the

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Company of Executive's employment without Cause at Reuter's direction (each defined herein), then all of Executive's Bonus Rights shall be considered Vested Rights under the terms of such Employee Bonus Plan. In such circumstance, the initial Fair Market Value of the relevant Company Stock, which is so vested, shall be based upon the Net Earnings Per Share in the later of (x) the most recent completed financial year of TIBCO Inc., and (y) the 1997 full financial year of TIBCO Inc. If such Bonus Rights become Vested Rights prior to December 31, 1997, Executive may not exercise such Vested Rights prior to the date that the auditors of TIBCO Inc. have performed the calculation of Net Earnings Per Share and Fully Diluted Shares for the full 1997 financial year of TIBCO Inc., and notwithstanding the terms of such Bonus Rights such Vested Rights shall be exercisable at least through the ninety-day period following written notice to Executive of such final calculation.

     For the purpose of this Agreement, a "Change of Control" is defined as:

                  (A) Any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than a group consisting of the Company's stockholders as of the Effective Date and their "parents and subsidiaries," as such terms are defined in Internal Revenue Code
Section 424) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting poser represented by the Company's then outstanding voting securities; or

                  (B) The consummation of a merger, consolidation, reorganization or similar transaction in which the Company's shareholders before such transaction own less than 50% of the voting stock on voting power of the surviving entity immediately after such transaction; or

                  (C) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

For the purpose of this Agreement, a "Reuters Control Event" is defined as:
(1) the termination by Reuters of the Management Agreement to which Reuters, the Company and Executive are parties which results in the appointment to the Company's Board of Directors by a majority of the members of such Board or (2) the appointment to the Company's Board of Directors by Reuters of a majority of the members of such Board pursuant to Section 2.2(e) or 3.1 of such Management Agreement.

     5.  Expenses.  The Company will pay or reimburse Executive for reasonable
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travel or other expenses incurred by Executive in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. Executive shall furnish the Company with evidence of such expenses within a reasonable period of time from the date that they were incurred.

     6.  Severance Benefits.  If Executive's employment with the Company
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terminates other than voluntarily or for Cause, then if such termination occurs prior to the end of the Initial Employment Term, Executive shall be entitled to receive continuing payments of severance pay (less

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applicable withholding taxes) at a rate equal to his base salary rate plus target bonus amount, as then in effect (but not less than $300,000 per year) until the end of the Initial Employment Term.

     For the purpose of this agreement, "Cause" is defined as (i) a material act of dishonesty made by Executive in connection with Executive's responsibilities as an employee and intended to result in Executive's personal enrichment, (ii) Executive's conviction of, or plea of nolo contendere to, a
                                                       ---------------
felony, (iii) Executive's gross misconduct, (iv) Executive's repeated material failure to substantially perform his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has repeatedly materially failed to substantially perform his duties, or (v) a material breach by Executive of his obligations under this Agreement (including, without limitation, voluntary termination by Executive of his employment during the Initial Employment Term, except as permitted in Section 3 above and subject to the next sentence). For the purpose of this Agreement, if elected by Executive, the Company shall be deemed to have terminated Executive's employment without Cause if (a) he is required to perform his regular duties (other than normal business travel) away from the Company's headquarters, which shall be located in the Silicon Valley area in California or (b) if following a Reuters Control Event Executive is relieved of a material portion of his responsibilities.

     7.  Total Disability of Executive.  Upon Executive's becoming totally
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disabled during the term of this Agreement, employment hereunder shall automatically terminate and Executive shall be entitled only to severance benefits pursuant to Section 6 hereof. Executive shall be deemed to be "totally disabled" ninety (90) days following written notice by the company to Executive of such determination by an independent physician acceptable to the Board, Reuters and Executive (which acceptance will not be unreasonably withheld), provided, however, that if Executive resumes work on a regular basis prior to the end of such 90 day period, Executive shall not be deemed to be "totally disabled."

     8.  Death of Executive.  If Executive dies during the term of this
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Agreement, this Agreement shall terminate immediately and Executive's estate shall be entitled only to severance benefits pursuant to Section 6 hereof.

     9.  Enforcement.  In the event of any action to enforce the terms of
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this Agreement, the prevailing party in such action shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees.

     10.  Competition.  As a material inducement to Reuters to enter into this
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Agreement and the Agreement of Organization, dated as of November 14, 1996 to which the parties hereto are parties, Executive hereby agrees that the following provisions of this Section 10 shall not apply if Executive's employment with either the Company or TIB Applications, Inc. is terminated without Cause at the direction of Reuters or at the direction of the Company or TIB Applications, Inc., as the case may be, following a Change of Control of such entity or an initial public offering of such entity (as such terms may be defined herein with respect to the

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Company or in the Employment Agreement of even date herewith between TIB
Applications, Inc. and Executive, with respect to TIB Applications, Inc.) of the company or TIB Applications, Inc.


     (i)  No Competition.  Employee will not own, operate, manage, or
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provide consulting services to, or be an employee of, or own more than a 5%
interest in, any business engaged in the Protected Business (as defined below) in competition with Company or TIB Applications, Inc. in the geographic area compromising the United States of America, each country (or political subdivision thereof) in Europe and the country of Japan (the "Protected Territory"), other than TIB Applications, Inc. The term "Protected Business" shall mean the business of providing software and related services that are directly competitive with the software and services provided by the Company or TIB Applications, Inc. (in each case, as of the last day of employment of Executive with such company).

     The parties intend that the covenants contained in the preceding paragraph shall be construed as a series of separate covenants, one for each country, city and state or other political subdivision of the Protected Territory. If, in any judicial proceeding a court shall refuse to enforce any of the separate covenants (or any part hereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

     (ii) Breach of Conditions.  Executive acknowledges that upon the breach of
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any of the provisions of this Agreement, the company and Reuters would sustain irreparable harm, and, therefore, Executive agrees that in addition to any other remedies which the Company or Reuters may have under this Agreement or otherwise, the Company and Reuters shall be entitled to obtain equitable relief from committing or continuing any such violation of this Agreement.


     11.  Assignment.  This Agreement shall be binding upon and inure to
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the benefit of (a) the parties hereto (b) the heirs, executors and legal representatives of Executive upon Executive's death and (c) any successor the Company or Reuters. Any such successor of the company or Reuters shall be deemed substituted for the Company or Reuters, as the case may be, under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     12.  Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given if delivered personally or one (1) day after sending by express mail or other overnight service, or three (3) days after being mailed by

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registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to the Company:  TIBCO Inc.
                              3165 Porter Drive, Palo Alto, CA 94304

          If to Executive:  Vivek Ranadive
                            At the last residential address known by the Company

     13.  Severability.  In the event that any provision hereof becomes or
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is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     14.  Entire Agreement.  Except as expressly set forth herein, this
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Agreement and the Proprietary Information Agreement of even date herewith together with the Agreement of Organization to which Executive is a party as well as the TIBCO Employee Bonus Plan, represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, supersedes and replaces any and all prior agreements and understandings concerning Executive's Employment Agreement dated March 10, 1994 between RTSS Merger Sub, Inc. and the Executive.

     15.  No Oral Modification, Cancellation or Discharge.  This Agreement
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may only be amended, canceled or discharged in writing signed by Executive and the Company.

     16.  Governing Law.  This Agreement shall be governed by the laws of
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the State of Delaware, without giving effect to the conflicts of laws principles thereof.

     17.  Acknowledgement.  Executive acknowledges that he has had the
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opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     18.  Indemnification.  The Company agrees to indemnify Executive as an
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officer and director of the Company to the fullest extent permitted under applicable Delaware corporate law. Executive also shall have the right to enter into with the Company an indemnification agreement in customary form.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

TIBCO INC.

By:  /s/ Vivek Ranadive
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Title:
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Date:  December 31, 1996
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REUTERS LIMITED

By:  /s/
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Title:  Executive Director
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Date:  December 31, 1996
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VIVEK RANADIVE

Signature:  /s/ Vivek Ranadive
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Date:  December 31, 1996
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                   ***RANADIVE TIBCO EMPLOYMENT AGREEMENT***

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